UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2005

HYDRIL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-31579	95-2777268
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Sam Houston Parkway East

Houston, Texas 77032-3411

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 449-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2005, the Compensation Committee of the Board of Directors of Hydril Company (“Hydril”) approved the following compensation arrangements relating to the executive officers of Hydril.

2005 Cash Bonus Plan

The Compensation Committee approved the 2005 Management Incentive Plan (the “2005 Plan”) and the 2005 bonus criteria for executive officers under the 2005 Plan. The 2005 Plan is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Bonuses for executive officers under the 2005 Plan will be determined by the level of achievement of plan objectives, weighted as described below. The Compensation Committee approved plan objectives and set the bonus payable upon achievement of target objectives for Messrs. Seaver, Jones, Russell, Chauviere, and North, expressed as a percentage of salary, at 75%, 60%, 50%, 50%, and 50%, respectively. The Compensation Committee also set the possible range of bonus for 2005 for Messrs. Seaver, Jones, Russell, Chauviere, and North, expressed as a percentage of salary, as follows: 0-112.5%, 0-90%, 0-75%, 0-75%, and 0-75%, respectively.

In the case of Messrs. Seaver and Jones, 80% of bonus will be determined by reference to Hydril’s Consolidated Operating Income for 2005 relative to target levels approved by the Compensation Committee. The other 20% will be determined by reference to the level of achievement of strategic objectives set and approved by the Compensation Committee. In the case of Messrs. Russell and Chauviere, 20% of bonus will be determined by reference to Hydril’s Consolidated Operating Income for 2005 relative to target levels approved by the Compensation Committee and 50% will be determined by reference to Hydril’s Segment

Operating Income for 2005 for Connections and Pressure Control, respectively, relative to target levels approved by the Compensation Committee. The other 30% will be determined by reference to the level of achievement of strategic objectives set and approved by the Compensation Committee. In the case of Mr. North, 70% of bonus will be determined by reference to Hydril’s Consolidated Operating Income for 2005 relative to target levels approved by the Compensation Committee. The other 30% will be determined by reference to the level of achievement of strategic objectives set and approved by the Compensation Committee.

2005 Salaries

The Compensation Committee approved changes in the salaries of the executive officers. Effective retroactive to January 1, 2005, the annual salaries of Messrs. Seaver, Jones, Russell, Chauviere, and North are $385,000, $276,000, $255,708.62, $184,000, and $184,000, respectively. Mr. Russell’s salary is paid in pound sterling and is reported here using the February 2005 average conversion rate of pound sterling to the U.S. dollar.

2004 Cash Bonuses

The Compensation Committee approved the amounts of cash bonuses payable to Hydril’s executive officers pursuant to the 2004 Management Incentive Plan (the “2004 Plan”). Christopher T. Seaver, Hydril’s President and Chief Executive Officer, Charles E. Jones, Hydril’s Executive Vice President and Chief Operating Officer, Neil G. Russell, Hydril’s Senior Vice President—Premium Connections and Senior Vice President—Business Development, E. Charles Chauviere II, Hydril’s Vice President—Pressure Control, and Chris D. North, Hydril’s Chief Financial Officer and Secretary received bonus payments on March 15, 2005 in the amounts of $405,150.00, $230,550.00, $180,317.40, $123,375.00, and $112,369.00, respectively, in accordance with the terms of the 2004 Plan and the Compensation Committee’s action. Mr. Russell’s salary is paid in pound sterling and is reported here using the February 2005 average conversion rate of pound sterling to the U.S. dollar.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	2005 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HYDRIL COMPANY

Date: March 15, 2005	By:	/s/ Chris D. North
	Name: Title:	Chris D. North Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	2005 Management Incentive Plan